Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

Shire to Present at the 23rd Annual JPMorgan Healthcare Conference

Basingstoke, UK and Philadelphia, US – 7 January 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that Mr Matthew Emmens, Chief Executive Officer will be presenting at the 23rd Annual JPMorgan Healthcare Conference January 12, 2005 in San Francisco - at 2 pm Eastern Time (7 pm GMT).

Investors may access a live audio webcast of the presentation at www.shire.com.

For further information please contact:

Investor Relations

Souheil Salah	+	44 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.